UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2015

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54070 (Commission File Number)	27-3120288 (I.R.S. Employer Identification No.)

4570 Campus Drive, Suite 38

Newport Beach, CA 92660

(Address of principal executive offices) (zip code)

(949) 478-2571

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2015, we entered into an Asset Purchase Agreement whereby our wholly-owned subsidiary, GCT Lobos, Inc., acquired all of the assets of “The Lobos Truck”, a 4-truck food truck operator in Rosemead, California, from The Seawolf Group, LLC. The purchase price was One Million Nine Hundred Fifty Thousand Dollars ($1,950,000), payable in the form of six hundred fifty thousand (650,000) shares of our Series B Convertible Preferred Stock, plus the value of inventory and lease deposits on the date of closing. The Series B Convertible Preferred Stock has an original issuance value of Three Dollars ($3.00) per share, pays a six percent (6%) annual dividend (in cash or stock in our discretion), has one (1) vote per share, and is convertible into our common stock on a one-for-one (1-for1) basis. In connection with the purchase of the assets, we entered into a License Agreement and a Joint Venture Agreement with Seawolf whereby they will continue to operate the trucks, as well as employment agreements with the two principals of Seawolf. The acquisition closed on December 31, 2015.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 18, 2015, we entered into an Asset Purchase Agreement whereby our wholly-owned subsidiary, GCT Lobos, Inc., acquired all of the assets of “The Lobos Truck”, a 4-truck food truck operator in Rosemead, California, from The Seawolf Group, LLC. The purchase price was One Million Nine Hundred Fifty Thousand Dollars ($1,950,000), payable in the form of six hundred fifty thousand (650,000) shares of our Series B Convertible Preferred Stock, plus the value of inventory and lease deposits on the date of closing. The Series B Convertible Preferred Stock has an original issuance value of Three Dollars ($3.00) per share, pays a six percent (6%) annual dividend (in cash or stock in our discretion), has one (1) vote per share, and is convertible into our common stock on a one-for-one (1-for1) basis. In connection with the purchase of the assets, we entered into a License Agreement and a Joint Venture Agreement with Seawolf whereby they will continue to operate the trucks, as well as employment agreements with the two principals of Seawolf. The acquisition closed on December 31, 2015.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In connection with our acquisition of the assets of The Seawolf Group, LLC, we issued to Seawolf six hundred fifty thousand (650,000) shares of our Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has an original issuance value of Three Dollars ($3.00) per share, pays a six percent (6%) annual dividend (in cash or stock in our discretion), has one (1) vote per share, and is convertible into our common stock on a one-for-one (1-for1) basis. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof, and the shareholder was accredited, sophisticated, and familiar with our operations. There was no solicitation in connection with the issuance.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designation of the Rights, Privileges, and Preferences of Series B Convertible Preferred Stock

10.1 (1)	Asset Purchase Agreement with The Seawolf Group, LLC dated December 18, 2015.

10.2	Intellectual Property License Agreement with The Seawolf Group, LLC

10.3	Joint Venture Agreement with The Seawolf Group, LLC

10.4	Employment Agreement with DJ Wolf

10.5	Employment Agreement with Jasmine Wolf

10.6	Lockup/Leakout Agreement

(1)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on December 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Grilled Cheese Truck, Inc.

Dated: January 7, 2016	/s/ Algie Hodges
By: Algie Hodges
Its: President and Chief Executive Officer

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